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                                                                    EXHIBIT 99.1



                                                               NEWS RELEASE
                                                    CONTACT:   Michael J. McCann
                                                               CFO and Treasurer
                                                               (337) 235-2452

FOR IMMEDIATE RELEASE

PETROLEUM HELICOPTERS, INC. ANNOUNCES RESULTS
FOR THE SECOND QUARTER AND SIX MONTHS ENDED JUNE 30, 2003
--------------------------------------------------------------------------------
LAFAYETTE, LA -- August 18, 2003 -- Petroleum Helicopters, Inc. (PHI) today reported net earnings of $0.6 million ($0.11 per diluted share) on operating revenues of $66.3 million for the quarter ended June 30, 2003. For the same period of 2002, the Company reported net earnings of $1.6 million ($0.29 per diluted share) on operating revenues of $71.1 million.

For the six months ended June 30, 2003, net earnings were $1.3 million ($0.24 per diluted share) on operating revenues of $130.9 million. This compares to net earnings of $3.6 million ($0.67 per diluted share) on operating revenues of $139.3 million for the same six-month period in 2002.

Certain statements in this release constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "forecast", "anticipate", "estimate", "project", "intend", "expect", "should", "believe", and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve, and are subject to known and unknown risks, uncertainties and other factors which could cause the Company's actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. The above factors are more fully discussed in the Company's SEC filings.

PHI provides helicopter transportation and related services to a broad range of customers including the oil and gas industry, air medical programs and the third-party maintenance business. PHI Common Stock is traded on The Nasdaq SmallCap Market (symbols PHEL and PHELK).

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Petroleum Helicopters, Inc. released the following earnings figures for the second quarter and six months ended June 30, 2003.

                                                    QUARTER ENDED JUNE 30,          SIX MONTHS ENDED JUNE 30,
                                                -----------------------------     -----------------------------
                                                    2003             2002             2003             2002
                                                ------------     ------------     ------------     ------------

Operating revenues                              $     66,339     $     71,136     $    130,946     $    139,315
Gain on disposition of property
    and equipment                                        520              285            1,438              848
Other                                                    235            1,026              368            1,092
                                                ------------     ------------     ------------     ------------
                                                      67,094           72,447          132,752          141,255
                                                ------------     ------------     ------------     ------------

Expenses:
    Direct expenses                                   56,230           58,507          110,805          117,921
    Selling, general, and
        administrative expenses                        4,836            5,319            9,738           10,032
     Interest expense                                  5,025            5,983            9,988            7,291
                                                ------------     ------------     ------------     ------------
                                                      66,091           69,809          130,531          135,244
                                                ------------     ------------     ------------     ------------

Earnings before income taxes                           1,003            2,638            2,221            6,011

Income taxes                                             401            1,058              888            2,403
                                                ------------     ------------     ------------     ------------

Net earnings                                    $        602     $      1,580     $      1,333     $      3,608
                                                ============     ============     ============     ============

Weighted average common shares outstanding:
    Basic                                              5,383            5,319            5,383            5,299
    Diluted                                            5,486            5,434            5,476            5,410

Net earnings per common share:
    Basic                                       $       0.11     $       0.30     $       0.25     $       0.68
    Diluted                                     $       0.11     $       0.29     $       0.24     $       0.67

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